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                                                                  Exhibit 10.4

                           CERTIFICATE OF CORRECTION
                                      OF
                         CERTIFICATE OF DESIGNATION OF
              6% SERIES E CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                      OF
                    AMERICAN TELESOURCE INTERNATIONAL, INC.


     American TeleSource International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     1.  The name of the corporation is American TeleSource International, Inc.

     2. A Certificate of Designation of the 6% Series E Cumulative Convertible Preferred Stock of American TeleSource International, Inc. (the "Certificate of Designation") was filed with the Secretary of State of Delaware on October 10, 2000 and was corrected by means of a Certificate of Correction filed with the Secretary of State of Delaware on October 11, 2000. The Certificate of Designation requires additional correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

     3.  The reference to "$1.3125" in the tenth line of the first sentence of
Article V.C of the Certificate of Designation should be replaced with " 75% of the Issuance Price (as defined below)".

     4. The first sentence of Article VI.B(i) of the Certificate of Designation is hereby corrected to read in its entirety as follows:

             (i)  Calculation of Conversion Price.  Subject to subparagraph (ii)
                  -------------------------------
         below, the "Conversion Price" shall be the lesser of the Market Price (as defined herein) and the Fixed Conversion Price (as defined herein), subject to adjustments pursuant to the provisions of Article VI.C below; provided, however, that the Conversion Price shall not be less than 75% of the Issuance Price (as defined below)(subject to equitable adjustments from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the Issue Date) (the "Floor Price") unless at any time after the Issue Date the Closing Bid Price of the Common Stock is less than Floor Price for any ten (10) Trading Days during any twenty (20) consecutive Trading Day period (a "Floor Price Termination Event"). Upon the occurrence of a Floor Price



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         Termination Event, the Floor Price will permanently be eliminated and the limitations on the Conversion Price pursuant to the proviso in the preceding sentence shall terminate. "Market Price" shall mean the average of the five (5) lowest Closing Bid Prices (the "Market Price Days"), during the ten (10) consecutive Trading Day period ending one
         (1) Trading Day prior to the date the Notice of Conversion (as defined in Article VI.D) is sent by a holder to the Corporation via facsimile (the "Pricing Period"). The Market Price Days shall be designated by the converting holder (from among the days comprising the Pricing Period) in the Notice of Conversion. "Fixed Conversion Price" shall mean 120% of the Issuance Price (as defined below); provided, however,
                                                             --------  -------
         that if the average of the Closing Bid Prices for the lowest five (5) consecutive Trading Days during the twenty (20) consecutive Trading Day period ending (the "Reset Price") on the Reset Date is less than the Fixed Conversion Price, at all times after the Reset Date the Fixed Conversion Price shall equal the Reset Price; provided further,
                                                       -------- -------
         however, that if the Corporation issues or sells any Equity Securities
         -------
         (as defined in the Securities Purchase Agreement) pursuant to the Equity Line (as defined in the Securities Purchase Agreement), "Fixed Conversion Price" shall mean, for all conversions following the closing date for such issuance or sale, the lesser of (A) the Fixed Conversion Price otherwise in effect on such closing date, (B) the average Closing Bid Price for the Common Stock during the ten (10) consecutive Trading Day period immediately preceding (but not including) such closing date and (C) the purchase price per share of the Common Stock being issued pursuant to the Equity Line (an "Equity Line Adjustment"). The Fixed Conversion Price shall be subject to an Equity Line Adjustment each time that the Corporation issues or sells Equity Securities pursuant to the Equity Line. The "Issuance Price" shall mean the lowest Closing Bid Price during the three Trading Day period beginning on October 11, 2000, and ending on October 13, 2000. "Closing Bid Price" means, for any security as of any date, the closing bid price on the AMEX as reported by Bloomberg or, if the AMEX is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price of such security is available in the over-the-counter market on the electronic bulletin board for such security or in any of the foregoing manners, the average of the bid prices of any



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         market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date in the manner provided above, the Closing Bid Price shall be the fair market value as mutually determined by the Corporation and the holders of a majority in interest of shares of Series E Preferred Stock being converted for which the calculation of the Closing Bid Price is required in order to determine the Conversion Price of such Series E Preferred Stock. "Trading Day" shall mean any day on which the Common Stock is traded for any period on the AMEX, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

     5. The phrase "175% of the Conversion Price" in the twenty-eighth line of the first sentence of Article VII of the Certificate of Designation should be replaced with "175% of the Fixed Conversion Price".

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]



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     IN WITNESS WHEREOF, this Certificate of Correction is executed on behalf of the Corporation this 12th Day of October, 2000.

                                         AMERICAN TELESOURCE INTERNATIONAL, INC.



                                         By: /c/ H. Douglas Saathoff
                                             -----------------------
                                         Name:  H. Douglas Saathoff
                                         Title:  Senior Executive Vice President


                                         By:/c/ Raymond G. Romero
                                            -----------------------
                                         Name:  Raymond G. Romero
                                         Title:  Secretary